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                                                               Exhibit 10.4.3

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                                THIRD AMENDMENT
     TO CONSTRUCTION AND TERM LOAN AGREEMENT AND CONSENT AND LIMITED WAIVER


         Third Amendment dated as of January 1, 1997 to Construction and Term Loan Agreement (the "Second Amendment"), by and among KADAMPANATTU CORP., a Delaware corporation (the "Borrower"), TRAILER BRIDGE, INC., a Delaware corporation (the "Guarantor"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the "Banks") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "Agent"), amending certain provisions of the Construction and Term Loan Agreement dated as of October 13, 1995 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Guarantor, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower, the Guarantor, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Third Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1.       AMENDMENT TO Section 10 OF THE CREDIT AGREEMENT.
Section 10 of the Credit Agreement is hereby amended by deleting Section 10.3 in its entirety and restating it as follows:

                 10.3. LIABILITIES TO WORTH RATIO The Borrower will not permit the ratio of Combined Total Liabilities to Combined Tangible Net Worth to exceed (a) 1.50:1.00 at any time from the Closing Date through December 31, 1996, (b) 1.75:1.00 at any time from January 1, 1997 through December 31, 1997; (c) 1.50:1.00 at any time from January 1, 1998 through December 31, 1998; and (d) 1.25:1.00 at any time thereafter.

         Section 2. CONSENT AND LIMITED WAIVER. Pursuant to the Security Agreement, the Borrower is required to deliver to the Agent for the benefit of the Agent and the Banks the proceeds of certain insurance proceeds received by the Borrower, which proceeds shall be held by the Agent as cash collateral for the Obligations and which cash collateral may be applied to the Obligations. The Borrower has notified that Agent that it anticipates receiving approximately $700,000 in insurance proceeds relating to a claim for damage to one of the Vessels (the "Proceeds"). The Borrower has requested that the Agent





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and the Banks waive this delivery requirement in connection with the Proceeds and consent to the Borrower retaining such Proceeds. The Agent and the Banks hereby consent to waive such delivery requirement and consent to the Borrower retaining the amount of the Proceeds. The consent granted herein is limited strictly to its terms, shall apply only to the specific transactions described herein, shall not extend to or affect any of the Borrower's other obligations contained in the Credit Agreement and the other Loan Documents and shall not impair any rights consequent thereon. The Agent and the Banks shall not have any obligation to issue any further consent with respect to the subject matter of this letter or any other matter..

         Section 3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall not become effective until the Agent receives a counterpart of this Third Amendment executed by the Borrower, the Guarantor, the Banks and the Agent.

         Section 4. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in Section 7 of the Credit Agreement, provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, each of the Borrower and the Guarantor hereby represents and warrants that the execution and delivery by the Borrower and the Guarantor of this Third Amendment and the performance by the Borrower and the Guarantor of all of their agreements and obligations under the Credit Agreement as amended hereby are within the corporate authority of each of the Borrower and the Guarantor and have been duly authorized by all necessary corporate action on the part of each of the Borrower and the Guarantor.

         Section 5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the Security Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Third Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         Section 6. NO WAIVER. Except as expressly set forth in Section 2 above, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower, the Guarantor or any rights of the Agent or the Banks consequent thereon.

         Section 7. COUNTERPARTS. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         Section 8. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

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         IN WITNESS WHEREOF, the parties hereto have executed this Third
Amendment as a document under seal as of the date first above written.

                                  KADAMPANATTU CORP.



                                  By:____________________________________
                                  Title:


                                  TRAILER BRIDGE, INC.



                                  By:____________________________________
                                  Title:


                                  THE FIRST NATIONAL BANK OF BOSTON,
                                      individually and as Agent



                                  By:____________________________________
                                  Title:



                                  BANK ONE, LOUISIANA N.A.



                                  By:_____________________________________
                                  Title:





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                            RATIFICATION OF GUARANTY

         The undersigned Guarantor hereby acknowledges and consents to the foregoing Third Amendment as of January 1, 1997, and agrees that the Guaranty dated as of October 13, 1995 (as amended and in effect from time to time) from the Guarantor in favor of the Agent for the benefit of the Agent and the Banks remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.


                                                   TRAILER BRIDGE, INC.



                                                   By:_________________________
                                                   Title: